UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 936-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 21, 2013, MicroVision, Inc. (the “Company”) amended its Bylaws to change the quorum requirements for meetings of stockholders. As amended, the holders of one-third ( 1⁄3) of the shares of the capital stock of the Company issued and outstanding and entitled to vote at the meeting, present in person, by means of a remote communication, if authorized, or represented by proxy, shall constitute a quorum for the transaction of business.

Prior to the amendment, the Bylaws provided that the holders of a majority of the shares of the capital stock of the Company issued and outstanding and entitled to vote at the meeting, present in person, by means of remote communication, if authorized, or represented by proxy, would constitute a quorum for the transaction of business.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended Bylaws of MicroVision, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ David J. Westgor
David J. Westgor
Vice President, General Counsel

Date: November 27, 2013